Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2023, relating to the consolidated financial statements of Eloxx Pharmaceuticals, Inc. which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2022. Our report includes an explanatory paragraph relating to the Company's ability to continue as a going concern.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts

January 24, 2024